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                                                                                                        EXHIBIT 4

                                                 COMMON STOCK
NUMBER  _____                                                                                        _____ SHARES

                                             PEOPLES BANKCORP, INC.
                                              OGDENSBURG, NEW YORK


This certifies that


is the owner of


               fully paid and non-assessable shares of common stock, par value $0.01 per share, of


Peoples Bankcorp, Inc. (the "Corporation"), a New York corporation.  The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.


IN WITNESS WHEREOF, the Corporation has caused this                     this certificate to be executed by the facsimile
signature of its duly authorized officers and has                            caused a facsimile of its corporate seal to
be hereunto affixed.



-----------------------------------                                        ---------------------------------------------
Sheila M. Shaver                                                           Robert E. Wilson
Secretary                                                                  President


Countersigned and Registered:
                                                     (SEAL)
          ____________________________
          Transfer Agent and Registrar

BY:       ____________________________
          Authorized Signature

                                    SEE REVERSE FOR CERTAIN RESTRICTIONS ON TRANSFER
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                     FORM OF STOCK CERTIFICATE - BACK SIDE

     The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

     The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of capital stock the Corporation is authorized to issue and, with respect to preferred stock, the designation, relative rights, preferences and limitations of each series of preferred stock so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Such request may be made in writing to the Secretary of the Corporation.

     The Corporation's Certificate of Incorporation includes a provision which prohibits any person from directly or indirectly acquiring the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors of the Corporation, as defined in Section ____ of the Certificate of Incorporation. This provision does not apply to the purchase of shares by underwriters in connection with a public offering, the granting of proxies to certain directors of the Corporation by stockholders of the Corporation or the acquisition of shares by an employee benefit plan of
the Corporation or a subsidiary.   Such provision eliminates the voting rights
of securities acquired in violation of the provision. Such provision will expire five years from the date of completion of the conversion of Ogdensburg Federal Savings and Loan Association, Ogdensburg, New York (the "Association") from mutual to stock form. The Certificate of Incorporation also imposes certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of the Association from mutual to stock form.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF TRANSFER MIN ACT - ..............Custodian.............. under Uniform
                            (Cust)                 (Minor)
Transfers to Minors Act.......................
                               (State)

    Additional abbreviations may also be used though not in the above list.

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

     FOR VALUE RECEIVED, __________________________________ HEREBY SELL, ASSIGN
AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE
 __________________________________
|                                  |
|__________________________________|

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

_________________________________________________________________________ SHARES

OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT __________________________________, ATTORNEY, TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE CORPORATION, WITH FULL POWER OF SUBSTITUTION.

DATED _____________________
                                       ______________________________________
                                       SIGNATURE

                                       ______________________________________
                                       SIGNATURE

IN PRESENCE OF: _______________________